Exhibit 99.2

U.S. Tax Changes – Estimated Impact on Oil States’ Results

HOUSTON, January 18 – Oil States International, Inc. (NYSE:OIS) announced today that it expects to record a one-time, non-cash charge in the fourth quarter of 2017 as a result of the recently enacted Tax Cuts and Jobs Act (“Tax Reform Legislation”).

On December 22, 2017, the United States enacted Tax Reform Legislation which resulted in significant changes to U.S. tax and related laws, including certain key federal income tax provisions applicable to multinational companies such as Oil States.

Given the tax law changes, the Company expects to record incremental non-cash income tax expense related to the U.S. transition tax on its unremitted foreign earnings and to provide reserves against its foreign tax credits which were recorded as assets prior to U.S. tax reform. Additionally, the Company is required to revalue its other U.S. deferred tax assets and liabilities to reflect the lower U.S. corporate income tax rate which has been reduced from 35% to 21%. The Company has estimated that this one-time, non-cash charge associated with U.S. income tax reform will range between $27 million to $30 million of incremental income tax expense which will be recorded in the fourth quarter of 2017.

On a longer term basis, certain aspects of the Tax Reform Legislation are expected to have a positive impact on the Company’s future U.S. income tax expense, including the reduction in the U.S. corporate income tax rate.

The ultimate impact of the Tax Reform Legislation may differ from the Company’s estimates, possibly materially, due to changes in the interpretations and assumptions made by the Company as well as additional regulatory guidance that may be issued and actions the Company may take as a result of the Tax Reform Legislation. The Company will continue to assess the expected impacts of the new tax law and it will include its estimated impacts and additional disclosures in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

About Oil States

Oil States International, Inc. is a global oilfield products and services company serving the drilling, completions, subsea, production and infrastructure sectors of the oil and gas industry. The Company’s manufactured products include highly engineered capital equipment as well as products consumed in the drilling, well construction and production of oil and gas. The Company is also a leading provider of completion services to the industry. Through its recent acquisition of GEODynamics, the Company is a leading researcher, developer and manufacturer of engineered solutions to connect the wellbore with the formation in oil and gas well completions. Oil States is headquartered in Houston, Texas with manufacturing and service facilities strategically located across the globe. Oil States is publicly traded on the New York Stock Exchange under the symbol “OIS”.

For more information on the Company, please visit Oil States International’s website at www.oilstatesintl.com.

Exhibit 99.2

Forward Looking Statements

The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risks and uncertainties. The forward-looking statements included therein are based on then current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the energy service industry; and other factors discussed in the “Business” and “Risk Factors” sections of the Form 10-K for the year ended December 31, 2016, as well as any other factors discussed in subsequent Forms 10-Q, filed by Oil States with the Securities and Exchange Commission.

Company Contact:

Lloyd A. Hajdik

Oil States International, Inc.

Executive Vice President, Chief Financial Officer and Treasurer

713-652-0582

Patricia Gil

Oil States International, Inc.

Director, Investor Relations

713-470-4860

SOURCE: Oil States International, Inc.